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              UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of earliest event reported):
                                June 2, 2000


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                         Jones Apparel Group, Inc.

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           (Exact name of registrant as specified in its charter)


       Pennsylvania                   1-10746              06-0935166
(State or Other Jurisdiction (Commission File Number)    (IRS Employer
     of Incorporation)                                 Identification No.)

    250 Rittenhouse Circle, Bristol, Pennsylvania        19007
       (Address of principal executive offices)        (Zip Code)

                               (215) 785-4000
                      (Registrant's telephone number,
                            including area code)


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Item 5.   Other Events


  On June 2, 2000, the United States District Court for the Southern District of New York in White Plains gave preliminary approval to the previously-announced settlement agreement by the Company and its subsidiary, Nine West Group Inc., with the Attorneys General of the 50 States, the District of Columbia, Puerto Rico, the Virgin Islands, American Samoa, the Northern Mariana Islands and Guam (the "States"), resolving allegations that Nine West engaged in violations of the antitrust laws by coercing retailers to adhere to resale prices of its products. The States will notify the class members of the settlement of the action. A hearing is scheduled for December 14, 2000, at which time the court will hear any objection to the settlement and will decide whether to give the agreement final approval.


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                             SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    JONES APPAREL GROUP, INC.
                                    (Registrant)


                                    By: /s/ Wesley R. Card
                                       --------------------
                                       Wesley R. Card
                                       Chief Financial Officer



Date:  June 7, 2000

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